Exhibit 99.2

Volcom, Inc. ICR Exchange Conference January 16, 2008

Safe Harbor Statement Certain oral and written statements in this presentation and in response to questions are forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including statements in connection with or related to any discussion of or reference to our future operations, opportunities or financial performance. This includes our current financial expectations for Q4 '07 and full year 2008. Our Q4 financial results are preliminary and remain subject to additional closing procedures and audit. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, including, without limitation, changes in fashion trends and consumer preferences, boardsports popularity and participation rates, general economic conditions and the impact of trade safeguards with China, and additional factors which are detailed in our filings with the Securities and Exchange Commission.

Doug Collier, Chief Financial Officer

Today's Agenda Power of the Stone - Strong as ever! Welcome Electric! Preliminary Q4 2007 results Preliminary 2008 outlook Long-term growth strategy

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Tattoos Murals Fan Mail

The Power of the Stone One of the strongest brands in the action sports industry Fashion forward, high quality clothing and accessories Unique, authentic emotional connection to customers Unparalleled brand loyalty built through athlete programs and grassroots marketing Financially strong Strong as Ever!

Welcome Electric!

The Power of the Volt Electric designs, markets and distributes sunglasses, snow goggles and limited range of softgoods Renown for high quality, innovative product design Exceptionally strong connection with core customers Athlete driven inspiration Unique marketing programs

Leading eyewear brand in core channels of surf, skate and snow Primary products include sunglasses and goggles Also produce t-shirts, bags, hats, belts and other accessories Young brand with enormous growth potential in eyewear and beyond Culturally aligned with Volcom

Electric Athletes Snow Andreas Wiig Alexis Waite Peter Line Surf Dave Rastavich Ozzie Wright Claire Bevilacqua Skate Bam Mageria Motor Kyle Busch

Accelerates Volcom's growth and product diversification strategy All cash transaction: $25.25 million $21 million earn-out based on targets Working cap adjustment 2007 revenues: $23.5 million Expected to be EPS neutral in 2008; Est. 20% revenue growth in '08 Wholly owned subsidiary of Volcom THE DEAL

Financial Update 37

Q4 '07: Preliminary Results Current Estimate Guidance (11-07) Revenue $67 - $68 million $70 - $73 million EPS $0.29 - $0.30 $0.30 - $0.32 Results for Q4 2007 are preliminary pending additional closing procedures and financial audit Weaker than expected retail environment Lower reorder business and greater than expected off-price sales Europe revenue slightly ahead of plan by approximately $2 million U.S. revenue below plan by ~$6.0 million PSUN slightly ahead of plan Slowdown in Juniors market

2007: Preliminary Results Current Estimate Guidance (11-07) Revenue $266 - $267 million $270 - $273 million EPS $1.36 - $1.37 $1.37 - $1.39 Results for 2007 are preliminary pending additional closing procedures and financial audit

2008: Preliminary Estimate Currently see continued soft, U.S. retail environment Continue to devote resources to growth initiatives Believe consolidated revenue growth of 18% is achievable Believe consolidated earnings growth of 10% is achievable Guidance does not include any contributions from Electric Visual, which posted revenues of approximately $23.5 million in 2007 Formal guidance to be provided on Q4 earnings call in February

Long Term Growth Strategy 45

Long Term Growth International Product Development and Diversification 3. Volcom Branded Retail 4. Acquisitions Four Key Strategies

International Strong brand awareness in many territories Currently four international licensees Infrastructure in Switzerland - low tax jurisdiction Strong growth in territories represented by distributors Successful launch of European territory in 2007 Assumed direct control of the brand New headquarters fully operational in France Sales and marketing infrastructure remains intact Total revenues of $39 million for 2007 in Europe

Maintain history of quality and innovation ???? Insane Product ???? Broaden awareness in several core categories such as denim, boardshorts, outerwear Intensify marketing focus in specific product categories Evaluate extensions that fit the brand Product Development and Diversification

Product Development and Diversification (cont.) Girls Swimwear Boy's Line (ages 4-7) Creedlers - Sandal, Slipper footwear line Electric Eyewear & Snow Goggles

Volcom Branded Retail Control our distribution/destiny Enables wider range of product in Volcom environment Amplify the Volcom experience Generate favorable financial contributions ? Revenue, margin expansion Incremental to wholesale business

57 6 current store locations 5-7 planned for '08, including New York, Boulder and Waikiki Strategic locations Careful rollout Volcom Branded Retail (cont.)

Acquisition Strategy Key emerging brands in action sports industry Complementary product categories Fit Volcom culture Achieve predetermined financial hurdle rates

Summary: Poised for Continued Growth Power of the Stone - Strong as ever! Great new growth brand: Electric! Long-term growth strategy International Product development and diversification Volcom branded retail Acquisitions

Thank You!